Exhibit 99

For Immediate Release                  Contact:  Rick DeLisi
January 31, 2003          Director, Corporate Communications
Page 1 of 1                                   (703) 650-6550

           Atlantic Coast Airlines Holdings, Inc.
     Chairman and Chief Executive Officer to Present at
     Goldman Sachs 18th Annual Transportation Conference

Dulles, VA, (January 31, 2003) - Atlantic Coast Airlines Holdings, Inc. (ACA) (Nasdaq/NM: ACAI) Chairman and Chief Executive Officer Kerry Skeen will make a presentation to investors and financial analysts during the Goldman Sachs 18th Annual Transportation Conference being held in New York. The ACA presentation is scheduled to take place Tuesday, February 4, 2003 at approximately 9:25am Eastern.

A   live  audio-only  webcast  of  the  conference  will  be
accessible through the following web address:

http://customer.ibeam.com/GOLD005/020403a_by/default.asp?ent ity=atlantic

Please   allow  a  few  moments  to  register   before   the
presentation  begins.   Also,  a  recording   of   the   ACA
presentation will be available at that same address for at least 30 days following the conference.

The slides that will accompany the ACA presentation will be available as a PowerPoint file in the "For Investors" section of the Atlantic Coast corporate website:

www.atlanticcoast.com

ACA operates as United Express and Delta Connection in the Eastern and Midwestern United States, as well as Canada. The company has a fleet of 140 aircraft-including 110 regional jets-and offers approximately 850 daily departures, serving 84 destinations.

Atlantic Coast employs over 5,100 aviation professionals. The common stock of Atlantic Coast Airlines Holdings, Inc. is traded on the Nasdaq National Market under the symbol ACAI. For more information about Atlantic Coast, visit our website at www.atlanticcoast.com.

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